SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): February 14, 2002


                           IMMTECH INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

         Delaware                      8733                   39-1523370
      (STATE OR OTHER        (COMMISSION FILE NUMBER)      (I.R.S. EMPLOYER
      JURISDICTION OF                                     IDENTIFICATION NO.)
      INCORPORATION)

 150 Fairway Drive, Suite 150, Vernon Hills, Illinois            60061
       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

      Registrant's telephone number, including area code:  (847) 573-0033

                                 Not Applicable
         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)






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Item 5.  Other Events.

        (A) Consummation of Private Placements

On February 14, 2002, Immtech International, Inc. ("Immtech") issued an aggregate of 154,700 shares of its Series A Convertible Preferred Stock ("Series A Preferred Stock") and 386,750 related Warrants in private placements to certain accredited and non-United States investors in reliance on Regulation D and Regulation S, respectively, under the Securities Act of 1933 ("Securities Act"), as amended. The gross proceeds of the offering are $3,867,500. The Series A Preferred Stock is subject to the terms and conditions of the Certificate of Designation attached hereto as Exhibit 4.1. The Warrants are subject to the terms and conditions of the Form of Stock Purchase Warrant attached hereto as
Exhibit 10.3. The securities were sold pursuant to exemptions from registration under the Securities Act and have not been registered under the Securities Act. They may not be offered, sold, pledged or otherwise transferred by the purchasers in the absence of registration or an applicable exemption therefrom. Pursuant to the terms of the Certificate of Designation, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement on Form S-3 covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series A Preferred Stock and related Warrants. The terms of the private placements are more fully set forth in the Forms of Regulation D Subscription Agreement and Regulation S Subscription Agreement attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 7. Financial Statements, Pro Forma Financial Information, and Exhibits.

        (c) The following exhibits are filed with this report:


  EXHIBIT NUMBER                  DESCRIPTION
  --------------   -------------------------------------------
        4.1        Certificate of Designation

       10.1        Form of Regulation D Subscription Agreement

       10.2        Form of Regulation S Subscription Agreement

       10.3        Form of Stock Purchase Warrant


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         IMMTECH INTERNATIONAL, INC.


                                         By:  /s/ T. Stephen Thompson
                                              -----------------------------
                                         Name:  T. Stephen Thompson
                                         Title: Chief Executive Officer and
                                                President

Dated:  February 14, 2002